EXHIBIT (21)


                        SUBSIDIARIES OF REGISTRANT
                        --------------------------


NAME OF SUBSIDIARY                        STATE OR COUNTRY OF INCORPORATION
------------------                        ---------------------------------
AgLead K.K.                                           Japan
Beijing Eastern Rohm and Haas Company, Limited        China
Duolite Int. Ltd.                                     England
Japan Acrylic Chemical Company, Ltd.                  Japan
LG-Shipley, Ltd.                                      South Korea
NorsoHaas S.A.                                        France
Polytribo, Inc.                                       Delaware
P.T. Rohm and Haas Indonesia                          Indonesia
Quimica Conosur Sociedad Anonima                      Uruguay
Rohm and Haas Australia Pty. Ltd.                     Australia
Rohm and Haas (Bermuda), Ltd.                         Bermuda
Rohm and Haas Canada Inc.                             Canada
Rohm and Haas Capital Corporation                     Delaware
Rohm and Haas Chemical (Thailand) Ltd.                Thailand
Rohm and Haas China, Inc.                             Delaware
Rohm and Haas Colombia S.A.                           Colombia
Rohm and Haas Commerce Incorporated                   Delaware
Rohm and Haas Credit Corporation                      Delaware
Rohm and Haas Deutschland GmbH                        Germany
Rohm and Haas Equity Corporation                      Delaware
Rohm and Haas Espana S.A.                             Spain
Rohm and Haas Finance Company                         Delaware
Rohm and Haas Foreign Sales Corporation               U.S. Virgin Islands
Rohm and Haas France S.A.                             France
Rohm and Haas Holdings Ltd.                           Bermuda
Rohm and Haas Investment Holdings, Incorporated       Delaware
Rohm and Haas Italia S.r.l.                           Italy
Rohm and Haas Japan K.K.                              Japan
Rohm and Haas Latin America, Inc.                     Delaware
Rohm and Haas Mexico S.A. de C.V.                     Mexico
Rohm and Haas New Zealand Limited                     New Zealand
Rohm and Haas Nordiska AB                             Sweden
Rohm and Haas Performance Plastics, Inc.              Delaware
Rohm and Haas Philippines, Inc.                       Philippines
Rohm and Haas Puerto Rico, Incorporated               Delaware

                                                                  EXHIBIT (21)


                        SUBSIDIARIES OF REGISTRANT
                        --------------------------


NAME OF SUBSIDIARY                        STATE OR COUNTRY OF INCORPORATION
------------------                        ---------------------------------
Rohm and Haas Quimica Ltda.                           Brazil
Rohm and Haas (Scotland) Limited                      England
Rohm and Haas Singapore (Pte.) Ltd.                   Singapore
Rohm and Haas Taiwan Inc.                             Taiwan
Rohm and Haas Texas Incorporated                      Texas
Rohm and Haas (UK) Limited                            England
Rohm and Haas Unison Holdings, Incorporated           Delaware
Shipley Company L.L.C.                                Massachusetts
Shipley Europe Limited                                England
Shipley Far East Limited                              Japan
Shipley Holdings, Inc.                                Delaware


NOTE: All subsidiaries listed are greater than 50% owned, directly or indirectly, by Rohm and Haas Company as of December 31, 1998. The company owns a number of other domestic and foreign subsidiaries which are involved primarily in sales activities. These subsidiaries, either singly or in the aggregate, are not significant and their accounts are not included in the consolidated financial statements.